Exhibit 10.4

THE SECURITIES OFFERED HEREIN HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS THAT TERMS IS DEFINED IN THE 1933 ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE 1933 ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS AVAILABLE. THIS SUBSCRIPTION IS EXECUTED IN RELIANCE UPON THE EXEMPTIONS PROVIDED BY RULE 506 OF REGULATION D UNDER THE 1933 ACT.

SUBSCRIPTION

THIS SUBSCRIPTION (the “Subscription”) has been executed by the undersigned in connection with the offering of 2,100,000 shares of common stock, par value $0.001 (hereinafter referred to as the “Stock”), of Cano Petroleum, Inc., a corporation organized under the laws of the State of Delaware (hereinafter referred to as the “Issuer”).  There is no minimum offering.  The Stock being subscribed for pursuant to this Subscription has not been registered under the 1933 Act.  The offer of the Stock and, if this Subscription is accepted by the Issuer, the sale of Stock, is being made in reliance upon Rule 506 of Regulation D promulgated under the 1933 Act. (All dollar amounts in this Subscription are expressed in U.S. Dollars).

ARTICLE 1
SUBSCRIPTION

Subscription

1.1                                 The undersigned (the “Subscriber”), as principal, hereby subscribe to purchase, in the aggregate, a minimum of 83,500 shares of Common Stock (the “Shares”), having a purchase price of $4.14 per Share for an aggregate purchase price of $345,690.00 (the “Subscription Price”).

Minimum Subscription

1.2                                 A minimum number of 83,500 Shares must be purchased by the Subscriber.

Method of Payment

1.3                                 Upon receipt of physical certificates on Closing Date (defined below), the Subscriber shall pay the Subscription Price by delivering good funds in United States Dollars by way of wire transfer of funds to the Issuer.  The wire transfer instructions are:

Wires from Correspondent Banks Worldwide:

Beneficiary Bank:	Worth National Bank
801 Cherry Street, unit 27
Fort Worth, TX 76102
Tel: 817-877-2018
Beneficiary:	Cano Petroleum, Inc.
ABA Routing#:	111907568
Account Number:	31013406

The Company shall issue and cause to be delivered on or before September 30, 2005 (the “Closing Date”) to the Subscriber a certificate or certificates representing the Shares (the “Certificates”) pursuant to Article 6 hereof.  Upon receipt of the Certificates, the Subscriber shall deliver the full Subscription Funds to the wire instructions provided above.  The Subscriber acknowledges that the subscription for Shares hereunder may be rejected in whole or in part by the Issuer in its sole discretion.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

Representations and Warranties

2.1                                 The Subscriber represents and warrants in all material respects to the Issuer, with the intent that the Issuer will rely thereon in accepting this Subscription, that:

(a)                                  Experience.  The Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto, and to protect its own interests in connection with the purchase of the Shares;

(b)                                 Own Account.  The Subscriber is purchasing the Shares as principal for its own account.  The Subscriber is purchasing the Stock for investment purposes only and not with an intent or view towards further sale thereof, and has not pre-arranged any sale with any other subscriber;

(c)                                  Not Underwriter.  The Subscriber is not an underwriter, or dealer in, the Stock, and the Subscriber is not participating, pursuant to a contractual agreement, in a distribution of the Stock;

(d)                                 Importance of Representations.  The Subscriber understands that the Stock are being offered and sold to it in reliance on an exemption from the registration requirements of the 1933 Act, and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Stock;

(e)                                  Registration.  The Issuer shall use its best efforts to file a registration statement to be filed with and declared effective by the Securities and Exchange Commission (the “SEC”) at the earliest practicable date after the Closing Date.  The Subscriber represents and warrants and hereby agrees that all offers and sales of the Securities shall be made only pursuant to such registration or to such exemption from registration;

(f)                                    Risk.  The Subscriber acknowledges that the purchase of the Stock involves a high degree of risk, is aware of the risks and further acknowledges that it can bear the economic risk of the Stock, including the total loss of its investment;

(g)                                 Current Information.  The Subscriber has been furnished with or has acquired copies of all requested information concerning the Issuer, including a copies of reports filed by the Issuer pursuant to the United States Securities Exchange Act of 1934, as amended (the “1934 Act”) and copies of press releases issued by the Issuer;

(h)                                 Independent Investigation.  The Subscriber, in making the decision to subscribe for the Shares, has relied upon independent investigations made by it and its purchaser representatives, if any, and the Subscriber and such representatives, if any, have, prior to making this Subscription, been given access and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from, the Issuer or any person acting on its behalf concerning the terms and conditions of this offering.  The Subscriber and its advisors, if any, have been furnished with access to all materials relating to the business, finances and operation of the Issuer and materials relating to the offer and sale of the Shares which have been requested.  The Subscriber and its advisors, if any, have received complete and satisfactory answers to any such inquiries;

(i)                                     No Written or Oral Representations.  No person has made to the Subscriber any written or oral representations

(i)                                                             that any person will resell or repurchase the Stock,

(ii)                                                          that any person will refund the purchase price of the Stock, or

(iii)                                                       as to the future price or value of the Stock;

(j)                                     No Recommendation or Endorsement.  The Subscriber understands that no federal or state agency has passed on or made any recommendation or endorsement of the Stock;

(k)                                  Partnership, Corporation or Trust.  If the Subscriber is a partnership, corporation or trust, the person executing this Subscription on its behalf represents and warrants that

(i)            he or she has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Subscription, and

(ii)           he or she is duly authorized (and if the undersigned is a trust, by the trust agreement) to make this investment and to enter into and execute this Subscription on behalf of such entity;

(l)                                     Affiliate Status.  Upon purchase of the Stock, the Subscriber will be an affiliate of the Issuer and the Subscriber acknowledges that the Stock held by it will be subject to certain resale restrictions under the 1933 Act;

(m)                               Other Subscribers.  The Subscriber acknowledges that Shares may be issued to other purchasers under this offering concurrently with the Closing;

(n)                                 No Advertisement or General Solicitation.  The sale of the Shares has not been advertised through any article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; or through any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(o)                                 Accredited Investor.  The Subscriber is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Subscription, and to evaluate the merits and risks of an investment in the Stock, and (iv) able to afford the entire loss of its investment in the Stock.;

(p)                                 Hedging Transactions.  The Subscriber acknowledges and agrees that all offers and sales of the Stock, as applicable, by the Subscriber shall be made only pursuant to registration of the Stock under the 1933 Act, or pursuant to an available exemption from the registration requirements of the 1933 Act.;

(q)                                 Beneficial Ownership.  Upon consummation of the transactions contemplated by this Subscription, the Subscriber will be the beneficial owner of the Stock issued to it pursuant to this Subscription.  The Subscriber will share beneficial ownership of the Stock with Wellington Management Company, llp as its investment adviser. The Subscriber has not pre-arranged any sale of the Stock with any person or persons in the United States;

(r)                                    No Short Position.  The Subscriber will not, directly or indirectly, or through one or more intermediaries, maintain any short position in the common shares of the Company during the applicable distribution compliance period;

(s)                                  Restriction on Transfer.  The Subscriber understands and acknowledges that the Issuer will not allow any transfer or other disposition of the Stock until the Stock has been registered under the 1933 Act.  The Certificate(s) shall bear the following legend in addition to any other legend required under this Subscription:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Non-Merger and Survival

2.2                                 The representations and warranties of the Subscribers contained herein will be true at the date of execution of this Subscription by the Subscribers and as of the Closing Date in all material respects as though such representations and warranties were made as of such times and shall survive the Closing Date and the delivery of the Certificates.

Indemnity

2.3                                 The Subscriber agrees to indemnify and hold harmless the Issuer from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including attorney’s fees incurred in contesting any such claim and any payment made in good faith in settlement of any claim (subject to the right of the Subscriber to defend any such claim), resulting from the breach of any representation or warranty of such party under this Subscription.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE ISSUER

3.1                                 The Issuer, upon taking up and accepting this Subscription, represents and warrants in all material respects to the Subscriber, with the intent that the Subscriber will rely thereon in making this Subscription, that:

(a)                                  Legality.  The Issuer has the requisite corporate power and authority to accept this Subscription and to issue, sell and deliver the Shares; this Subscription and the issuance, sale and delivery of the Shares hereunder and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Issuer; this Subscription and the Shares have been duly and validly executed and delivered by and on behalf of the Issuer, and are valid and binding agreements of the Issuer, enforceable in accordance with their respective terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws affecting creditors’ rights generally;

(b)                                 Transfer.  Provided that a registration statement in respect of the Shares is in effect as required under all applicable securities laws, such Shares shall be freely transferable on the books and records of the Issuer, provided that the sale is made to a bona-fide purchaser and that the prospectus delivery requirements are met;

(c)                                  Listed Company Status.  The Issuer is required to make current filings with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, the Stock is presently listed on the American Stock Exchange and the Issuer has received no notice, either oral or written, with respect to its continued eligibility for such listing;

(d)                                 Listing of Shares.  Subject to notification to the American Stock Exchange of actual issuance, as of the Closing Date the Shares will be listed on the American Stock Exchange.

(e)                                  Proper Organization.  The Issuer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation in all jurisdictions where the failure to be so qualified would have a materially adverse effect on its business, taken as whole;

(f)                                    No Legal Proceedings.  There is no action, suit or proceeding before or by any court or any governmental agency or body, domestic or foreign, now pending or to the knowledge of the Issuer, threatened, against or affecting the Issuer, or any of its properties or assets, which might result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Issuer, or which might materially and adversely affect the properties or assets thereof;

(g)                                 Non-Default.  The Issuer is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound; and

(h)                                 Non-Contravention.  The execution and delivery of this Subscription and the consummation of the issuance of the Shares and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Issuer of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Issuer, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Issuer is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, Federal or state regulatory body, administrative agency or other domestic governmental body having jurisdiction over the Issuer or any of its properties or assets.

Non-Merger and Survival

3.2                                 The representations and warranties of the Issuer contained herein will be true at the date of execution of this Subscription by the Issuer and as of the Closing Date in all material respects as though such representations and warranties were made as of such times and shall survive the Closing Date and the delivery of the Certificates.

Indemnity

3.3                                 The Issuer agrees to indemnify and hold harmless the Subscriber from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including attorney’s fees incurred in contesting any such claim and any payment made in good faith in settlement of any claim (subject to the right of the Issuer to defend any such claim), resulting from the breach of any representation, warranty or covenant of such party under this Subscription.

ARTICLE 4
COVENANTS OF THE ISSUER

Covenants of the Issuer

4.1                                 The Issuer covenants and agrees with the Subscriber that:

(a)                                  Filings.  The Issuer will make all necessary filings in connection with the sale of the Shares as required by the laws and regulations of all appropriate jurisdictions;

(b)                                 Section 13 Compliance.  The Issuer shall, from and after the Closing Date, use its best efforts to comply with the requirements of Section 13 of the 1934 Act and maintain the listing of the Common Stock on the American Stock Exchange or other quotation medium;

(c)                                  Rule 144 Opinion.  The Issuer will, upon written request by the Subscriber, take such steps as are necessary to cause its counsel to issue an opinion to the Issuer’s transfer agent allowing the Subscriber to offer and sell any Shares issued in reliance on the applicable provisions of Rule 144 provided that the holding period and other requirements of such Rule 144 are met.  The costs of obtaining such an opinion shall be borne by the Issuer; and

(d)                                 Use of Proceeds.  The Issuer will apply the Subscription Price, together with all other subscription funds received from other subscribers under this offering, for general corporate and working capital purposes.

Survival

4.2                                 The covenants set forth in this Article 4 shall survive the Closing for the benefit of the Subscriber.

ARTICLE 5
DEMAND REGISTRATION RIGHTS

Registration Statement

4.1                                 Upon the Closing, the Issuer shall use its best efforts to file a registration statement under the 1933 Act and under any applicable Blue Sky laws registering the resale of Shares and shall use its best efforts to cause such registration statement to be declared effective by the Commission at the earliest practicable date, all at the Issuer’s sole cost and expense.  Such best efforts shall include promptly responding to all comments received by the staff of the SEC, and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the SEC, and in no event later than twenty-one (21) days from receipt by the Issuer of the comments of the staff of the SEC.  Such registration statement shall name the Subscriber as a selling shareholder and shall provide for the sale of the Shares by the Subscriber from time to time directly to purchasers or in the over-the-counter market or through or to securities brokers or dealers that may receive compensation in the form of discounts, concessions, or commissions.  The Issuer shall provide the Subscriber with such number of copies of the prospectus as shall be reasonably requested to facilitate the sale of the Shares.  None of the foregoing shall in any way limit the Subscriber’s rights to sell the Shares in reliance on an exemption from the registration requirements under the 1933 Act in connection with a particular transaction.

Currency of Registration Statement

4.2                                 The Issuer shall use its best efforts to maintain the currency of the registration statement filed with the SEC and under all applicable Blue Sky laws in respect of the Shares for 12 months from the Closing Date.

Indemnification of Subscriber by Issuer

4.3                                 To the extent permitted by law, the Issuer will indemnify the Subscriber and any underwriter and each person who controls either of them within the meaning of Section 15 of the 1933 Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or treated, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Issuer of the 1933 Act or any rule or regulation promulgated under the 1933 Act applicable to the Issuer in connection with any such registration, qualification or compliance, and the Issuer will reimburse the Subscriber, each of its officers and directors and partners, and each person controlling the Subscriber, each such underwriter and each person who controls either of them, for any legal and any other expense reasonably incurred in connection with investigation, preparing or defending any such claim, loss, damage, liability or action, provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Issuer (which consent shall not unreasonably be withheld); provided, further, that the Issuer will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Issuer by the Subscriber specifically for inclusion in the registration statement.  Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the final prospectus filed with the SEC pursuant to Rule 424(b) of the SEC, the indemnity agreement herein shall not inure to the benefit of the Subscriber if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the 1933 Act.

Indemnification of Issuer by Subscriber

4.4                                 To the extent permitted by law, the Subscriber will indemnify the Issuer, each of its directors and officers, affiliates, counsel, advisors, employees and each underwriter, if any, of the Issuer’s securities covered by such a registration statement, each person who controls the Issuer or such underwriter within the meaning of Section 15 of the 1933 Act, and each other person selling the Issuer’s securities covered by such registration statement, each of such person’s officers and directors and each person controlling such persons within the meaning of Section 15 of the 1933 Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including attorneys fees and costs, arising out of or based on any statement made in reliance upon and in conformity with written information furnished to the Issuer or such underwriter by the Subscriber specifically for inclusion in the registration statement,or any other violation by the Subscriber of any rule or regulation promulgated under the 1933 Act applicable to the Subscriber and relating to action or inaction required of the Subscriber in connection with any such registration, qualification or compliance, and will reimburse the Issuer, such other person, such directors, officers, persons, underwriters or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Subscriber (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of the Subscriber under this subsection (b) shall be limited in an amount equal to the net proceeds actually received by the Subscriber from the sale of the shares under the registration statement.

Removal of Legend

4.5                                 After the registration statement referenced in Section 4.1 is declared effective by the SEC, the Subscribers may deliver to the Issuer the Certificate representing the Shares issued to such Subscriber and the Issuer will, within three days after receipt by the Issuer of the foregoing, issue a new certificate representing and in exchange for the aforementioned certificate, which new certificate shall be legended as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY BE SOLD PURSUANT TO THE REGISTRATION STATEMENT PROVIDED THAT (I) THE REGISTRATION STATEMENT IS CURRENT AND EFFECTIVE, (II) THE HOLDER COMPLIES WITH THE PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND

(III) THE SALE IS IN COMPLIANCE WITH THE PLAN OF DISTRIBUTION SET FORTH IN THE PROSPECTUS. THE TRANSFER OF SUCH SECURITIES IS RESTRICTED AS SET FORTH IN A SUBSCRIPTION AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

ARTICLE 6
ISSUANCE OF CERTIFICATES

On or before the Closing Date, the Issuer will prepare and issue one or more Certificates for the Shares registered in such name or names as specified by the Subscriber and cause the same to be delivered to the Subscriber pursuant to the delivery instructions provided by the Subscriber.

ARTICLE 7
CLOSING

Closing shall be effected through the acceptance of this Subscription by the Issuer, the delivery of the share certificates to the Subscriber and the taking up of the Subscription Funds by the Issuer.

ARTICLE 8
GENERAL PROVISIONS

Governing Law

8.1                                 This Subscription shall be governed by and construed under the law of the State of Delaware without regard to its choice of law provision.  Any disputes arising out of, in connection with, or with respect to this Subscription, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby shall be adjudicated in a Court of competent civil jurisdiction sitting in the City of Wilmington, Delaware and nowhere else.

Successors and Assigns

8.2                                 This Subscription shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto.

Execution by Counterparts and Facsimile

8.3                                 This Subscription may be executed in counterparts and by facsimile, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Subscription.

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SIGNATURE PAGE FOR ENTITIES

IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and that it caused this Subscription to be duly executed on its behalf on this 16th day of September, 2005.

Ohio Carpenters’ Pension Fund By: Wellington Management Company, LLP
As investment adviser
Printed Name	/s/ Julie A. Jenkins
Signature
Julie A. Jenkins
Vice President and Counsel
Printed Title

Agreed to this 16th day of September, 2005:

CANO PETROLEUM, INC.

Per:	/s/ Michael J. Ricketts

Print Name: Michael J. Ricketts

This is page 11 to the Subscription by the above subscriber to Cano Petroleum, Inc. dated as stated above.

Full Name and Address of Subscriber for Registration Purposes:

NAME:	Hammerhead & Co
c/o Wellington Management Company, llp
75 State Street
ADDRESS:	Boston, MA 02109	Attn: Gina Di Mento

TEL.NO.:	617-790-7535

FAX NO.:	617-204-7535

EMAIL ADDRESS:	gmdimento@wellington.com

CONTACT NAME:	Gina Di Mento

Delivery Instructions (if different from Registration Name):

NAME:	State Street Bank & Trust Co

ADDRESS:	Acct: State Street
55 Water Street Plaza Level- 3rd fl
Acct: Ohio Carpenter Acct # FJ20

TEL.NO.:	(212) 855 2441

FAX NO.:

CONTACT NAME:	Robert Mendez

SPECIAL INSTRUCTIONS:

This is page 12 to the Subscription by the above subscriber to Cano Petroleum, Inc.

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